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                                                                  (Exhibit 11)

                         FIRST ALBANY COMPANIES INC.
                      COMPUTATION OF PER SHARE EARNINGS

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                               Three Months Ended       Six Months Ended
(In thousands of dollars,     March 25,   March 26,    March 25,  March 26,
except per share amounts)       1994        1993         1994       1993
- - ----------------------------------------------------------------------------

Primary:
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  Net income                  $ 1,208     $ 1,590      $ 2,970    $ 2,806
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  Weighted average number of
 shares outstanding during
 the period**                   3,869       3,881        3,880      3,880

  Incremental shares under
 stock options computed under
 the treasury stock method
 using the average market
 price of the issuer's stock
 during the period                197         201          206        174
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Weighted average shares and
 common equivalent shares
 outstanding                    4,066       4,082        4,086      4,054
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Net income per share          $  0.30     $  0.39      $  0.73    $  0.69
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Fully Diluted:

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Net income                    $ 1,208     $ 1,590      $ 2,970    $ 2,806
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Weighted average number of
 shares outstanding during
 the period**                   3,869       3,883        3,880      3,880



Incremental shares under
 stock options computed
 under the treasury stock
 method using the higher of
 the average or ending market
 price of the issuer's stock
 at the end of the period         197         252          206        201

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Weighted average shares and
 common equivalent shares
 outstanding                    4,066       4,135        4,086      4,081
============================================================================
Net income per share          $  0.30     $  0.38      $  0.73    $  0.69
============================================================================

**(Per share figures and shares outstanding have been restated for all dividends declared.)